REPUBLIC

                               FACTORING AGREEMENT

                                  June 26, 1995
Republic Factors Corp.
1000 Wilshire Boulevard, Suite 400
Los Angeles, California  90017

         Re:      T.K. Mab Inc.
                  3346 S. La Cienega Blvd.
                  Los Angeles, CA  90016

Gentlemen:

We hereby request that you act as our sole factor, effective as of the date of your acceptance hereof, upon the terms and conditions set forth below:*

*THIS AGREEMENT AMENDS AND RESTATES IN ITS ENTIRETY THE PRIOR FACTORING AGREEMENT BETWEEN THE PARTIES (THE "PRIOR FACTORING AGREEMENT") EFFECTIVE AS OF JULY 1, 1995 (THE "AMENDMENT DATE"). RECEIVABLES ASSIGNED TO YOU PRIOR TO THE AMENDMENT DATE SHALL CONTINUE TO BE GOVERNED BY THE PRIOR FACTORING AGREEMENT, AND RECEIVABLES ASSIGNED TO YOU ON OR AFTER THE AMENDMENT DATE SHALL BE GOVERNED BY THIS AGREEMENT.

          1.A. We agree that we will do all our business through you as our sole factor and hereby assign and sell to you as absolute owner all Receivables. As used herein, the term "Receivables" shall mean and include all accounts*, and all other obligations of customers of ours arising out of the sale and delivery of goods by us or the rendition of services by us, whether now existing or hereafter created. We represent and warrant that each and every Receivable now or hereafter assigned to you will be a bona fide and existing obligation of a customer of ours, owned by and owing to us, arising our of the sale and delivery of goods by us or the rendition by us of services as aforesaid, free and clear of any and all deductions, Disputes (as defined in paragraph 8. below), liens, security interests and encumbrances.

          B. You agree to (i) purchase and hereby do purchase, without recourse to us except as set forth hereinafter, all Receivables approved by you in accordance with paragraph 2. below and which are promptly assigned to you, and
(ii) assume the risk of non-payment on such Receivables, which non-payment is due solely to the financial inability of our customer, whose credit standing you will have approved in advance in accordance with paragraph 2. below, to make payment in accordance with the terms of the invoice provided the customer has, prior to the expiration of the payment terms of the invoice, and thereafter received and finally accepted the merchandise or services giving rise to such Receivables without any Dispute.

          C. Receivables not covered by the provisions of paragraph 1.B. above, in whole or in part, shall be assigned to, and purchased by you with full recourse to us in the event of non-payment thereof or in the event of a Dispute.

          D. In addition, we hereby sell, assign and transfer to you all of our right, title and interest in and to the merchandise the sale of which resulted in creation of Receivables and in all such merchandise that may be returned by customers and all causes of action and rights in connection therewith which we now have or may hereafter acquire including our rights of reclamation, replevin and stoppage in transit and as an unpaid vendor of merchandise or services as a lienor. We hereby agree upon your instruction to promptly take any and all action necessary for you to enforce your rights of reclamation, replevin and stoppage in transit and in the event of our failure to do so, you shall be authorized to exercise any such right in our name or in any manner you deem appropriate. Any merchandise so recovered shall be treated as returned merchandise, and shall be set aside, marked with your name and held for your account. We shall notify you promptly of all such returned merchandise.

          2. No purchase of any Receivable by you shall be deemed to be made pursuant to paragraph 1.B. above unless the sale of merchandise or rendition of services by us resulting in such Receivable shall have been made with your prior written approval of the amount and terms of such sale or rendition of services and the credit standing of our customer, and you shall have the right to withdraw such approval at any time before actual delivery of such merchandise or rendition of such services. You shall not be liable in any manner or respect for refusing to accept or approve any Receivable or the credit standing of any customer of ours or for withdrawing any approval as provided in the preceding sentence.

          3. On the face of all bills and invoices for all Receivables assigned to and purchased by you hereunder shall be placed the following legend: "This Receivable is assigned to, owned by and payable only to: REPUBLIC CORP. AT P.O. BOX 7777, W8720, PHILADELPHIA, PA. 19175 OR DEPT. 49941, LOS ANGELES, CA. 90088, whichever is nearer. Any objection to this invoice must be reported to Republic Factors Corp. at 1000 Wilshire Boulevard, Suite 400, Los Angeles, California 90017.

          4.A. The "Purchase Price of Receivables" shall be the net amount of Receivables less the amount of your commission described in paragraph 6. below. As used herein "net amount" of Receivables shall mean the gross amount of said Receivables less returns, discounts (based upon shortest or longest payment terms, as you may elect), credits or allowances of any nature at any time issued, owing, claimed by customers, granted or outstanding.

          B. Discounts to customers, at your option, may be calculated on any of the stated terms. The Purchase Price of Receivables shall be payable to us on the Collection Date. For the purpose hereof, the term "Collection Date" shall mean the earlier of (a) 7 business days after receipt by you of payment of the Receivables or (b) 120 days after the due date of the Receivable in question, provided that no Dispute has been raised with respect to such Receivable, and provided that such Receivable has been credit approved by you, ("Deems Paid Provision"). Moreover, Receivables created under paragraph 1.C. shall not be subject to the Deems Paid Provision.

          C. You may, in your sole discretion, make advances to us from time to time at our request. In your sole discretion you shall withhold a reserve against the Purchase Price of Receivables, and you may revise such reserve from time to time, as a protection to you against all possible returns, claims, allowances, expenses, indebtedness owing by us to you or any other contingencies.

          D. As security for any and all "Obligations" (as defined below), you shall be entitled to hold and we hereby grant to you a continuing general lien upon, security interest in and to, and right of set off on or against any of the following (collectively, the "Collateral"): All Receivables whether or not specifically assigned to you and all of our reserves and all of our present and future instruments, documents, contract rights, notes, bills, chattel paper, all other forms of obligations owing to us, all general intangibles (including without limitation all tax refunds, proceeds of insurance, bank and other deposit accounts, trade names, trademarks, trade secrets, customer lists, and all other licenses, rights, privileges and franchises), all balances, sums and other property at any time to our credit or in your possession or in the possession of any of your Affiliates (as defined in paragraph 11. below), together with all merchandise the sale of which resulted in the creation of Receivables and in all such merchandise that may be returned by customers and all books and records relating to any of the foregoing. We represent and warrant to you that we now have, and shall at all times continue to have, good and marketable title to all of the Collateral, free and clear of any and all liens, security interests and encumbrances. As used herein, the term "Obligations" means and includes all loans, advances, indebtedness, liabilities, debit balances, covenants and duties and all other obligations of whatever kind or nature at any time or from time to time owing by us to you or any of your Affiliates, whether fixed or contingent, no matter how or when arising and whether under this or any other agreement or otherwise and including all obligations for purchases made by us from any other concern factored by you. You shall have the right and are hereby irrevocably authorized to charge to our account the amounts of any and all Obligations and, upon the demand of any of your Affiliates or clients, to pay over to such Affiliate or clients any amounts owing to them by us. We shall execute and deliver to you all financing statements and other documents and instruments that you may request to perfect, protect or establish your security interest hereunder and we authorize you to execute and file any financing statements covering such security interest without our signature or, if you so elect, signed in our name by you, and you are hereby irrevocably appointed our attorney-in-fact to do so. You shall be entitled to charge our account with all costs and expenses incurred by you in connection with the preparation, execution, administration and enforcement of this Agreement, or to enforce any of the Obligations, or in the prosecution or defense of any action, involving you or us, concerning any matter growing out of or in any manner relating to this Agreement, the Receivables or other Collateral or any Obligation whatsoever including, without limitation, all reasonable fees and expenses of your attorneys, and all fees and costs in connection with public record searches and filings, accounting fees, investigation fees, periodic field examination fees and expenses and all other costs and expenses with respect thereto, whether or not a legal action is commenced by or against us, and if such action is commenced, whether or not judgment is obtained. Moreover, you shall similarly be entitled to such attorneys' fees in the event of any state court insolvency proceeding or federal bankruptcy proceeding. Recourse to security or any Collateral shall not at any time be required and we shall at all times remain liable for the repayment on demand to you of all loans and advances to or for our account and of all other Obligations at any time or from time to time owing to you or any of your Affiliates.

          5.A. Interest on all sums advanced and charged to us or to or for our account shall be calculated on the daily balance of all monies remitted, paid or otherwise advanced to us by you or for our account including all fees and commissions net of all payments received by you from us including the Purchase Price of Receivables purchased by you hereunder and which is credited to our account on the Collection Date.

          B. All interest charges to our account shall be at 2-1/2% above the reference rate of Republic National Bank of New York ("Republic Reference Rate"), computed on the basis of a 360-day year for the actual number of days elapsed and charged to our account at the end of each month. The term "Republic Reference Rate" shall mean the lending rate announced by Republic National Bank of New York from time to time as its reference rate. The interest rate in effect during each calendar month shall be based on the Republic Reference Rate in effect on the last business day of the preceding calendar month.

          C. You will send us a monthly statement of account after the end of each month. Unless you receive our written exceptions to any monthly accounting rendered by you within thirty (30) days after such accounting is rendered, such monthly accounting shall constitute an account stated and be deemed accepted by us and shall be conclusive and binding upon us.

          D. If funds remain with you past the Collection Date which creates a balance in our favor in our account with you ("Matured Funds"), you shall pay us interest on such Matured Funds at a rate per annum equal to 3% below the Republic Reference Rate.

          6.A. As compensation for your services as factor hereunder, we agree to pay to you a factoring commission equal to 1-1/2% of the amount of each bill or invoice less discounts granted to the customer. Your factoring commission as so calculated shall be charged to our account as of the fifteenth day of the month in which the Receivable was created.

          B. Commissions payable to you hereunder are based upon our usual and regular terms which do not exceed ninety (90) days. On all Receivables on which additional terms or dating are granted, your commissions thereon shall be increased at the rate of twenty-five percent (25%) of the basic commission rate for each additional thirty (30) days or fraction thereof by which our regular terms are increased. No such increase in terms or dating, however, shall be granted without your prior written approval. A minimum factoring commission on each invoice shall be $4.50. In addition to the foregoing, we shall pay to you an annual minimum factoring commission for each consecutive twelve month period hereafter (each such period is hereinafter called the "Contract Year"), in the amount of $25,000.00 (the "Minimum Factoring Commission"), irrespective of the actual aggregate face amount of bills or invoices factored by us in each Contract Year pursuant to the terms of this Agreement. Each month you shall charge our account with the greater of (i) $2,083.33 ("Minimum Monthly Commission"), or (ii) the amount of the factoring commission at the rate provided for herein based upon the actual aggregate face amount of all bills or invoices, less discounts, factored by you in each such month (the "Contract Commission"). If at the end of any Contract Year the aggregate factoring commissions actually charged to our account for that Contract Year (the "Charged Commissions") is greater than the Minimum Factoring Commission, and in any month we were charged the Minimum Monthly Commission rather than the Contract Commission for that month, then you will refund to us the amount by which the Minimum Monthly Commission in that month exceeded the Contract Commission, but in no event, taking into account all such refunds, will the aggregate factoring commissions for the Contract Year be reduced below the Minimum Factoring Commission. The refund shall be made by credit to our account. We will issue credits only with your prior written approval and credits may be claimed only by the customer. Such credits shall be issued only for full invoice amounts.

          7. We will provide you with an assignment and schedule of Receivables sold and assigned to you in form satisfactory to you. All invoices shall be mailed by us to our customers at our sole expense. We will give you copies of all invoices, together with such proof of shipment or delivery as you may from time to time require. The issuance of or any billing by us of such invoices, shall constitute an assignment thereof to you for the Receivables represented thereby, whether or not we execute any other specific instrument of assignment.

          8. We hereby further warrant to you that the customer in each instance has received and will accept the merchandise sold or the services rendered and the invoice therefor, and will pay the same as and when due without any Dispute. As used herein, the term "Dispute" shall mean and include any dispute, claim, offset, defense or counterclaim, regardless of whether the same is in an amount greater than, equal to or less than the Receivables concerned, whether bona fide or not, and regardless of whether the same, in part or in whole, relates to unpaid Receivables or other Receivables, and whether or not such Dispute arises by reason of an Act of God, civil strife, war, currency restrictions, foreign political restrictions or regulations, or the like. We will notify you promptly of, and, at our own cost and expense, including attorneys' fees, shall settle all Disputes and will pay you promptly the amount of the Receivables affected thereby. Any Dispute not settled by us by the sixtieth (60th) day next following the maturity of the invoice affected thereby may, if you so elect, be settled, compromised, adjusted or litigated by you directly with the customer or other complainant for our account and risk and upon such terms and conditions as you in your sole discretion deem advisable. You may also in your discretion take possession of and sell or cause the sale of any returned or recovered merchandise, at such prices, upon such terms and to such purchasers as you deem proper (including, in the event of any public sale, yourself) and in any event to charge the deficiency costs and expenses thereof, including attorneys' fees, to us. In addition to all other rights to which you are entitled hereunder, whenever there is any Dispute, or if any unapproved Receivable is unpaid at its maturity, you may reduce the amount of our Receivables balance (and charge our loan account if you have previously paid us the purchase price) by the amount of the Receivables so affected or unpaid (as well as all other Receivables due and owing from that customer) at any time (a "Chargeback"). Such Chargeback shall not be deemed nor shall it constitute a reassignment to us of the Receivable affected thereby, and title hereto and to the merchandise represented thereby shall remain in you until you are fully reimbursed. Regardless of the date or dates upon which you charge back the amount of any Receivable with respect to which there is any Dispute, or the amount owing from a customer which has raised any Dispute, we agree that immediately upon the occurrence of any such Dispute, any obligation you may otherwise have had hereunder to bear the risk of loss with respect to such Receivable shall cease and such obligation shall immediately revert to and be assumed by us without any act upon your part to effect the same.

          9.A. If any remittances are made directly to us, we shall hold the same in trust for you as your property and immediately deliver to you the identical checks, monies or other forms of payment received, and you shall have the right to endorse our name on any and all checks or other forms of remittances received if such endorsement is necessary to effect collection. We agree that we will hold at our offices and be fully responsible to you for any and all shipping receipts evidencing delivery of goods regarding Receivables factored by you. Such shipping evidences held by us shall be available for your inspection and for delivery to you at your request at any time.

          B. We further agree to make our records, files and books of account, including, but not limited to, any and all invoices, shipping or transport documents, ledgers, journals, checkbooks, correspondence, memoranda, copies of correspondence and memoranda, microfilm, microfiche, computer programs and records, source materials, tapes and discs (collectively "Documents"), available to you on request and that you may visit our premises during normal business hours to examine such Documents and to make copies or extracts thereof and to conduct such examinations as you deem necessary.

          10. Any state, city, local or federal sales or excise taxes on sales of Receivables hereunder and any payroll taxes, state disability premiums, premiums for workman's compensation insurance and unemployment taxes shall be timely paid by us, but if you should make any payment of any thereof, we will repay the same to you upon demand.

          11. As used herein, an "Affiliate" shall mean and include any person, firm or corporation controlling, controlled by or in common control with you and/or any subsidiary or parent corporation of yours.

          12. We hereby warrant our solvency and hereby agree that we are not entitled to and shall not pledge your credit for any purpose whatsoever. This Agreement is the complete agreement between the parties hereto and is entered into for the benefit of said parties, their successors and assigns, and cannot be changed, modified or terminated orally except that we shall not assign or hypothecate our rights under this Agreement to any other person, firm, corporation or entity without your prior written consent. No delay or failure on your part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege or option, and no waiver whatever shall be valid unless in writing signed by you and then only to the extent a waiver is therein set forth. This Agreement is made in the State of California and shall be governed by and construed in accordance with the laws of said State.

          13.A. This Agreement shall continue in full force and effect until one year from the date this Agreement is signed and accepted by you and from year to year thereafter unless terminated by you or unless we notify you of our desire to terminate this Agreement effective on its anniversary date in any year by giving you at least sixty (60) days' prior written notice. You shall have the right to terminate this Agreement at any time upon sixty days' prior written notice. Termination shall be effective by the mailing by certified mail, return receipt requested of a letter of notice addressed by either of us to the other specifying the date of termination. Notwithstanding the foregoing, you may terminate this Agreement without notice upon the occurrence of any Event of Default. On termination for any reason, all Obligations shall, unless and to the extent that you otherwise elect, become immediately due and payable without notice or demand. Any of the following events shall constitute "Events of Default" hereunder: we fail to pay or perform any Obligation owing to you or any of your Affiliates when due or commit any breach of or default in the performance of any agreement contained herein or in any instrument or document delivered pursuant hereto or in any other agreement, instrument or document under which we are obligated to you or any of your Affiliates; we as principal, guarantor, surety or other party liable upon any Obligation make any false or untrue representation to you or any of your Affiliates in connection with this Agreement or any transaction relating hereto or in connection with any Obligation; any partner (if we are a partnership) shall die or otherwise withdraw from the partnership; any guarantor, surety or other party liable upon any Obligation shall die; we (if a corporation) shall be dissolved or become a party to any merger or consolidation without your prior written consent; if we are a corporation, the persons who are in control of us shall change, or we become insolvent or unable to meet our debts as they mature, or we file or have filed against us a petition under the Bankruptcy Code or otherwise seek a rearrangement or restructuring of our indebtedness.

          B. Notwithstanding any termination hereof, this Agreement shall nevertheless continue in full force and effect as to, and be binding upon us, after any termination, until we have fully paid, performed and satisfied all of the Obligations, no matter how or when arising and whether under this or any other agreement.

          14. Upon the occurrence of any Event of Default, you shall have all of the rights and remedies of a secured party under the Uniform Commercial Code and other applicable laws with respect to all Collateral, such rights and remedies being in addition to all of your other rights and remedies provided for herein, and further, you may, at any time or times, after the occurrence of any such Event of Default, sell and deliver any and all other Collateral held by you or for you at public or private sale, in one or more sales or parcels, at such prices and upon such terms as you may deem best, and for cash or on credit or for future delivery, without your assumption of any credit risk, and at public or private sales, as you may deem appropriate. If reasonable notice of the time and place of such sale is required under applicable law, such requirement shall be met if any such notice is mailed, postage prepaid, to our address shown on the cover page hereof, or the last shown address in your records, at least five
(5) days before the time of the sale or disposition thereof. You may be the purchaser at any sale, if it is public, free from any right of redemption, which we also hereby expressly waive. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees and disbursements, and then to the payment (in such order as you may elect) of all Obligations. You will return any excess to us and we shall remain liable to you for any deficiency. Your rights and remedies under this Agreement will be cumulative and not exclusive of any other rights or remedies which you may otherwise have.

          15. We agree to furnish you with balance sheets, statements of profit and loss, financial statements and such other information regarding our business affairs and financial conditions as you may from time to time require, and in any event, a statement of our financial position for each fiscal year prepared and certified by our regularly engaged Certified Public Accountant. All such statements shall fairly present our financial condition as of the dates, and the results of our operations for the periods, for which the same are furnished.

          16. We agree that any claim or cause of action by us against you, or any of your directors, officers, employees, agents, accountants or attorneys, based on, arising from or relating in any way to this Agreement, or any supplement or amendment hereto, or any other present or future agreement between us, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter whatsoever shall be barred unless asserted by us by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint upon one of your officers, within thirty (30) days thereafter. We agree that said one year period is a reasonable and sufficient time for us to investigate and act upon such claim or cause of action. Said one year period shall not be waived, tolled or extended except by specific written consent by you. YOU AND WE EACH HERE WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING FROM, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT, OR ANY SUPPLEMENT HERETO; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN YOU AND US; OR (III) ANY CONDUCT, ACTS OR OMISSIONS BY YOU OR US OR ANY OF YOUR OR OUR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH YOU OR US; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. As a material part of the consideration to you to enter into this Agreement, we (1) agree that, at your option, all actions and proceedings based upon, arising out of or relating in any way directly or indirectly to this Agreement shall be litigated exclusively in courts located within the City of Los Angeles, County of Los Angeles, California, (2) consent to the jurisdiction of any such court and consent to the service of process in any such action or proceeding by personal delivery, first-class mail, or any other method permitted by law, and (3) waive any and all rights to transfer or change the venue of any such action or proceeding to any court located outside Los Angeles County, California. This Agreement and the other written documents previously or now executed in connection herewith are the entire and only agreements between us with respect to the subject matter hereof, and all oral representations, agreements and undertakings, previously or contemporaneously made, which are not set forth herein or therein, are superseded hereby and thereby. The provisions of this paragraph 16, shall survive any termination of this Agreement.

Very truly yours,

T.K. MAB INC.

By  /S/ LAWRENCE A. DEAR
        President or Vice President

By  /S/ JON EISENBERG
        Secretary or Ass't Secretary

Accepted at Los Angeles, California on:

       6/28              , 1995


Republic Factors Corp.


By     /S/
Title  VICE-PRESIDENT

                                TRADESTYLE LETTER
                                  June 26, 1995

Republic Factors Corp.
1000 Wilshire Boulevard, Suite 400
Los Angeles, CA  90017

Gentlemen:

This is in reference to the Factoring Agreement between us bearing the date of JUNE 26, 1995.

The undersigned represents to you that certain Receivables are and will be billed under the name or names on the schedule below, or by names similar thereto. Inasmuch as the Receivables thereby created are assigned under our Factoring Agreement, and in order to induce you to accept such Receivables and to make advances thereon, and in consideration of your doing so, the undersigned warrants and represents to you as follows:

Any and all Receivables heretofore or hereafter tendered to you by the undersigned which are or may be billed in the name or names on the schedule below, or designation of similar import, are owned exclusively by the undersigned; and no other individual, partnership, corporation or other entity whatsoever has or will have any right, title or interest in or with respect to said Receivables at the time of their assignment to you and their acquisition by you. All merchandise sold to purchasers and customers under the name or names on the schedule below and represented by Receivables assigned to you will be the exclusive property of the undersigned up to the time of the sale of such merchandise to said purchasers and customers.

We further warrant and represent that you have not granted to any other person or firm any security interest in any of the accounts arising by reason of the sale of our goods covered by invoices reflecting such tradenames and/or tradestyles as seller.

All rights conferred upon you under our Factoring Agreement and all warranties given by the undersigned to you thereunder shall apply with equal force to all Receivable billed as hereinabove stated.

Without in any way limiting the generality of the foregoing, your right under our Factoring Agreement to endorse the name of the undersigned on checks or other forms of remittance received whenever such endorsement is required to effectuate collection is hereby extended to include the right on your part to endorse the name or names on the attached schedule or words of similar import upon any such check or other form of remittance.

                                            Very truly yours,

                                            T.K. MAB INC.

                                            By     /S/
                                            Title  CEO

                        SCHEDULE OF FICTITIOUS FIRM NAMES

The fictitious firm names used by us are as follows:  ELLE

                             REPUBLIC FACTORS CORP.



                                                   JUNE 26, 1995

T.K. Mab Inc.
3346 S. La Cienega Blvd.
Los Angeles, CA  90016

Gentlemen:

         Reference is made to the Factoring Agreement between us as the same may be amended from time to time (the "Agreement"). All terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

         We are pleased to confirm that we are prepared to factor sales made by you to your customers in Canada.

         Accordingly, notwithstanding anything to the contrary contained in the Agreement, effective as of the date hereof, the Agreement is amended as follows:

         Subject to the terms and conditions of the Agreement, we shall purchase Receivables arising from your sales of goods or rendition of services to customers in Canada ("Canadian Receivables").

         The "Purchase Price of Canadian Receivables" shall be the net amount of Canadian Receivables less the amount of our commission set forth in paragraph 4 below. The Purchase Price of Canadian Receivables purchased by us during any month, less any monies advanced, remitted or otherwise paid by us for your account, including any amounts which we may be obligated to pay in the future and less any other charges to your account, shall be credited to your account as and when the Canadian Receivables shall be deemed "Collected" as set forth herein. A Canadian Receivable, as to which the credit standing of the customer has been approved by us or our assignee, shall be deemed "Collected" upon the earlier of (i) 120 days from the due date thereof, or (ii) seven (7) business days after receipt by us of remittances from your customers in payment of Canadian Receivables and only such on account payments specifically applicable to specific Canadian Receivables and provided that prior to either such date there is no Dispute as to such Canadian Receivables.

         It is understood that we may assign any and all of the Canadian Receivables purchased by us to other persons or entities to act on our behalf on the performance of our services hereunder including, without limitation, investigations and approvals and collection of Canadian Receivables and the institution of legal or other proceedings necessary to effect collection thereof and you hereby consent thereto in all respects. You shall execute such instruments as we may from time to time require empowering our designees to act in your name, and endorse your name on any and all checks, drafts or other forms of remittance received in payment of Canadian Receivables purchased by us hereunder.

         On all Canadian Receivables which are assigned by us to other persons or entities as provided in paragraph 3, you shall pay to us an additional factoring commission of 1%. On all other Canadian Receivables, you shall pay to us the regular factoring commission.

         You shall assign the Canadian Receivables to us in separate assignment schedules, clearly identified as such. You shall legend each of the Canadian Receivables and every copy thereof to the effect that the same has been assigned to us or to our assignee as we may direct and is payable in United States dollars only.

         We shall charge your account with all of our out-of-pocket costs relative to the Canadian Receivables including, without limitation, cable and wire transfer of funds, international telephone and telex communications, and exchange rates and fees.

         In the event remittances and payment of Canadian Receivables are received by us or our assignee in other than United States dollars, we will charge your account with any difference between the United States dollars owing under such Canadian Receivables and United States dollars actually received upon the exchange of the foreign currency, after deducting all costs and expenses incurred in the making of the exchange.

         Except as hereby specifically modified and amended, all of terms and conditions of the Agreement shall remain in full force and effect.

         Kindly indicate your acceptance of the foregoing by signing and returning the enclosed copy of this letter.

                                                     Very truly yours,

                                                     REPUBLIC FACTORS CORP.

                                                     /S/
                                                     George Heitner
                                                     Vice President

AGREED:

T.K. MAB INC.


By: /S/

                             REPUBLIC FACTORS CORP.

                                                   June 26, 1995

T.K. Mab Inc.
3346 S. La Cienega Blvd.
Los Angeles, CA  90016

Gentlemen:

Reference is made to the Factoring Agreement entered into between us as amended from time to time (the "Agreement").

This will confirm that notwithstanding anything to the contrary contained in the Agreement, effective this date, we shall charge to your account a commission in excess of your regular factoring commission as set forth below (the "Additional Commission") for credit approved sales made by you to Debtors-In- Possession set forth in the attached Schedule "A" ("DIP Sales") which Schedule may be modified by our notification to you of any additional Debtors-In-Possession to whom such Additional Commission may be applicable:

         (a) On sales terms up to Net 30 day terms - Additional Commission of 1%.

We shall not be responsible for the credit risk in connection with DIP Sales unless shipment is made in the calendar month in which any credit approval has been communicated by us to you. In addition, notwithstanding any practice or procedure to the contrary with respect to credit approved sales in general, our maximum credit risk with respect to DIP Sales shall not exceed the actual amount approved by us as to credit.

Except as herein specifically provided, no other changes in the terms and conditions of the Agreement are intended or implied.

Kindly acknowledge your consent to the foregoing by signing and returning the copy of this letter.

                                               Very truly yours,

                                               REPUBLIC FACTORS CORP.

                                               /S/
                                                   George Heitner
                                                   Vice President

READ AND AGREED TO:

T.K. MAB INC.

By: /S/
Title: CEO

                                  SCHEDULE "A"


John Wanamaker, Alexandria, VA

Merry Go Round, Joppa, MD

Woodward & Lothrop, Inc., Alexandria, VA